UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 14, 2006, the Compensation Committee of AMERIGROUP Corporation (the "Company") awarded Jeffrey L. McWaters, Chairman and Chief Executive Officer of the Company, and James G. Carlson, President and Chief Operating Officer of the Company, 26,082 and 23,518 shares, respectively, of performance-based restricted stock (the "Restricted Stock") pursuant to the Company's 2005 Equity Incentive Plan.

The Restricted Stock vests over a period of four years from the date of grant based upon the extent of achievement of certain operating goals relating to the Company's earnings per share ("EPS"), with up to 25% vesting on the first anniversary of the grant date and up to an additional 25% vesting on each of the second, third and fourth anniversaries of the grant date. The shares in each of the respective four tranches vest in full if EPS for each of the calendar years 2006-2009 equals or exceeds 115% of EPS for the preceding calendar year, as adjusted for any changes in measurement methods; provided that 50% of each tranche will vest if EPS for the year is between 113.50% and 114.24% (inclusive) of adjusted EPS for the preceding year, and 75% of each tranche will vest if EPS for the year is between 114.25% and 114.99% (inclusive) of adjusted EPS for the preceding year. EPS shall be determined based upon the Company's audited year end financial statements prepared in accordance with GAAP. Mr. McWaters and Mr. Carlson will have all rights incident to a holder of stock with respect to the Restricted Stock (including without limitation voting rights and rights to any dividends) unless and until the Restricted Stock is forfeited as described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 21, 2006	By:	Sherri E. Lee

Name: Sherri E. Lee
Title: Executive Vice President, Chief Financial Officer and Treasurer